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                                                                       Exhibit 5

                 [LETTERHEAD OF FRIED, BIRD & CRUMPACKER, P.C.]





                                December 4, 2001

Sierra Bancorp
86 North Main Street
Porterville, California 93257

                  Re:      Registration Statement on Form S-8
                           ----------------------------------
Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the up to 2,763,684 shares of the common stock, without par value, of Sierra Bancorp (collectively, the "Shares") issuable upon the exercise of options granted pursuant to the 1998 Stock Option Plan, as amended (the "Plan") of Sierra Bancorp (the "Company").

         In connection with this opinion, we have examined the Company's Articles of Incorporation, the by-laws of the Company, the Registration Statement, the Plan of Reorganization and Agreement of Merger dated as of December 14, 2000 by and among the Company, Bank of Sierra and Sierra Merger Corporation, the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based on the foregoing, it is our opinion that the Shares will, upon issuance thereof in the manner described in the Registration Statement, and in accordance with the procedures set forth in the Plan, be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Fried, Bird & Crumpacker
                                                    Fried, Bird & Crumpacker